EXHIBIT 11


                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

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

    (dollars in thousands, except per share data)                   For the Three                     For the Six
                                                                    Months Ended                     Months Ended
                                                                      June 30,                         June 30,
                                                                2005            2004             2005            2004
    BASIC EARNINGS PER SHARE
    EARNINGS:
    Net income                                                    $5,299          $5,053           $9,991         $10,419
    AVERAGE SHARES OUTSTANDING:
    Weighted average common shares outstanding                10,405,989      10,603,510       10,412,552      10,581,879
    ----------------------------------------------------------------------------------------------------------------------
    BASIC EARNINGS PER SHARE                                       $0.51           $0.48            $0.96           $0.98
    ======================================================================================================================

    DILUTED EARNINGS PER SHARE
    EARNINGS:
    Net income                                                    $5,299          $5,053           $9,991         $10,419

    AVERAGE SHARES OUTSTANDING:
    Weighted average common shares outstanding                10,405,989      10,603,510       10,412,552      10,581,879
    Net effect of the assumed exercise of stock options
         based on the treasury stock method                      135,785         162,779          137,316         205,988
    ----------------------------------------------------------------------------------------------------------------------
              Total weighted average diluted common shares    10,541,774      10,766,289       10,549,868      10,787,867
    ----------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------
    DILUTED EARNINGS PER SHARE                                     $0.50           $0.47            $0.95           $0.97
    ======================================================================================================================

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